Exhibit 2


                            Agreement of Joint Filing

            In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other of this Statement on Schedule13D and to all amendments to such Schedule 13D and that such statement on Schedule 13D and all amendments to such statement are made on behalf of each of them.

            IN WITNESS WHEREOF, the undersigned hereby execute this agreement this 29th day of June 2005.

                              /s/ Mordechay Zisser
                              -----------------------------------
                              MORDECHAY ZISSER


                              EUROPE-ISRAEL (M.M.S.) LTD.

                              By: /s/ Mordechay Zisser
                                 --------------------------------
                              Mordechay Zisser
                              Chairman of the board of directors


                              CONTROL CENTERS LTD.

                              By: /s/ Mordechay Zisser
                                 --------------------------------
                              Mordechay Zisser
                              Chairman of the board of directors